UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 QC Optics, Inc.
                                 ---------------
             (Exact name of registrant as specified in its charter)

              Delaware                                   04-2916548
              --------                                   ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

154 Middlesex Turnpike, Burlington, Massachusetts                     01803
-------------------------------------------------                     -----
    (Address of principal executive offices)                       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                          Name of each exchange on which
    to be so registered                          each class is to be registered
    -------------------                          ------------------------------

    Common Stock, $.01 par value per share       American Stock Exchange
    Redeemable Warrants                          American Stock Exchange

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)

--------------------------------------------------------------------------------
                                (Title of class)








                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Common Stock
         ------------

         The capital stock of QC Optics, Inc. (the "Registrant") to be registered is the Registrant's Common Stock, $.01 par value per share (the "Common Stock"). A description of the Common Stock comparable to the description required here has been previously filed with the Securities and Exchange Commission (the "Commission") in the Registrant's filing of a Registration Statement on Form SB-2 (the "Form SB-2") under the Securities Act of 1933 (Registration No. 333-07683). The Form SB-2 was originally filed on July 5, 1996 and was amended on September 20, 1996.

         Redeemable Warrants
         -------------------

         The Warrants of the Registrant to be registered hereby are the Registrant's Redeemable Warrants, each of which entitles the holder thereof to purchase one share of Common Stock at an exercise price of $7.80 per share (the "Warrants"). A description of the Warrants comparable to the description required here has also been previously filed with the Commission in the Form SB-2.

ITEM 2.  EXHIBITS.

         The securities to be registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. Therefore, all exhibits required by Instruction II to Item 2 will be supplied to the American Stock Exchange and are not filed with or incorporated by reference in this Registration Statement.






                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               QC OPTICS, INC.



                                               By: /s/ Eric T. Chase
                                                   --------------------------
                                                     Eric T. Chase, President

Date:  October 18, 1996